AMENDMENT AGREEMENT


         This amendment agreement (the "Agreement") entered into this 15th day of March, 2006 between Sat-Net Communications, L.L.C. ("Sat-Net"), a Texas limited liability company having its principal place of business located at 5000 Legacy Drive, Suite 470, Plano, Texas, 75024 and SiriCOMM, Inc. ("SiriCOMM"), a Delaware corporation having its principal place of business located at 2900 Davis Boulevard, Suite 130, Joplin, Missouri, 64804.

         WHEREAS, SiriCOMM is in the process of redeveloping a broadband wireless network infrastructure (the "Network") for the commercial transportation industry market that, when finished, will allow users to connect to the SiriCOMM network through wireless transmission and receiving equipment installed in strategic locations that will include, but not be limited to, truck stops and weigh stations;

         WHEREAS, in connection with developing the Network, SiriCOMM entered into a Network Installation Agreement with Sat-Net dated February 7, 2005 (the "Original Agreement") which provided for among other things, that Sat-Net was to provide and install its VSAT/802.11 terminals (the "Terminals") at SiriCOMM's designated locations;

         WHEREAS, SiriCOMM has experienced technical difficulties (of which Sat-Net does not admit or deny) with the Terminals which have caused SiriCOMM to expend additional costs to have the Terminals meet their intended needs and specifications:

         WHEREAS, SiriCOMM and Sat-Net wish to amend the Original Agreement as a result of the foregoing.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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         1.   Sat-Net Provision of Servers. Sat-Net will cause to be delivered
              Ninety (90) Remote servers to complete the original contract. Such Remote Servers shall meet or exceed the specifications of the servers previously delivered.

              Whereas SiriCOMM has previously received remote servers and access points which no longer function and are out of warranty, Sat-Net agrees to reimburse SiriCOMM, Inc. in the amount of $50,000. SiriCOMM agrees to forestall such reimbursement and will ultimately forgive such payment should Sat-Net cause Idling Solutions to purchase more than 20,000 Pulse Units within eighteen
              (18) months from the successful 900 mhz operation of the SiriCOMM Network.

              The original purchase order has been reduced by 140 access points and SiriCOMM is to be credited $92,000 of which is specified in the Agreement by and between SiriCOMM and DirecTruck dated on or about the same time as this agreement. (A copy of which is attached to this agreement.)

         2. Sat-Net Provision of SiriCOMM Common Stock. As part of a master settlement, Sat-Net will assign 200,000 shares of SiriCOMM's Common Stock, which was issued to Sat-Net as part of the Original Agreement, to IRG for the benefit of SiriCOMM within three days of execution of this Agreement, assuming SiriCOMM is in compliance with all of its responsibilities as set forth in the Original Agreement.

         3. Deliveries to Cadco. Sat-Net shall deliver to Cadco Systems or pay directly to Cadco the cost of the servers to ensure the delivery of the 90 Remote Servers to SiriCOMM and get a release from Cadco.

         4. Effect of Original Agreement. Except as supplemented and amended by this Agreement and such conforming changes as necessary to reflect the modification herein, all of the provisions of the

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

              Original Agreement shall remain in full force and effect from and after the effective date of this Agreement.

              All parties agree to commit to timely completion of account reconciliation among the parties (SiriCOMM, Cadco, Sat-Net, and ViaSat). Sat-Net will have new purchase order for balance of network equipment due to be executed between Cadco and SiriCOMM.

         5. Mutual Release. Sat-Net and SiriCOMM herein releases the other party, and his successors and assigns, from all liability for claims and/or demands which may exist except to what is agreed to herein.

              This Agreement has been duly authorized and approved by both companies and does not violate the certificate of incorporation or bylaws of either company.

         IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives as of the date first written above.


SAT-NET COMMUNICATIONS, L.L.C.                  SIRICOMM, INC.


/s/ John R. Bailey                              /s/ Henry P. Hoffman
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By:    John R. Bailey                           By:
   ---------------------------                     -----------------------------
Its:    CEO                                     Its:
     -------------------------                      ----------------------------

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